                    FIFTH AMENDMENT TO COMMERCIAL LEASE AGREEMENT


     THIS FIFTH AMENDMENT TO COMMERCIAL LEASE AGREEMENT, (the "Amendment") is entered into by and between KANCRO, L.P., a Delaware limited partnership (the "Lessor") and SOFTWARE SPECTRUM, INC., a Texas corporation (the "Lessee"), effective as of the 9th day of March, 1998.


                                 W I T N E S S E T H:

     WHEREAS, pursuant to the terms of that certain Commercial Lease Agreement dated April 19, 1993, as amended by that certain Third Amendment to Commercial Lease Agreement dated to be effective April 1, 1995 and that certain Fourth Amendment to Commercial Lease Agreement dated to be effective November 25, 1996 (collectively, the "Lease"), Lessee has heretofore leased from the Lessor certain premises located within the industrial warehouse project commonly known as Northgate IV, Garland, Texas (the "Project") and containing (a) approximately 70,390 square feet of space, more or less, within Building 15 at 2220 Merritt Drive, Garland, Texas; and (b) approximately 38,286 square feet of space, more or less, within Building 14 at 2260 Merritt Drive, Garland, Texas;

     WHEREAS, the parties desire to further amend certain provisions of the Lease, all as more particularly set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. DEFINED TERMS. Terms defined in the Lease and delineated herein by initial capital letters shall have the same meaning ascribed thereto in the Lease, except to the extent that the meaning of such term is specifically modified by the provisions hereof. In addition, other terms not defined in the Lease, but defined herein shall when delineated with initial capital letters have the meaning ascribed thereto in this Amendment. Terms and phrases which are not delineated by initial capital letters shall have the meaning commonly ascribed thereto.

     2.   AMENDMENTS TO THE LEASE.

          (a) SECTION 1 of the Lease shall be modified in its entirety as follows:

               "Section 1 PREMISES AND TERM.
               (A) In consideration of the mutual obligations of Lessor and Lessee set forth herein, Lessor leases to Lessee, and Lessee hereby takes from Lessor certain leased premises (the "Original

               Premises"), consisting of 70,390 square feet of space, more or less, in Building 15 situated within the Project, and being more particularly described on EXHIBIT "A-1" attached hereto and incorporated herein for all purposes, together with all rights, privileges, easements, appurtenances and amenities granted to the Lessee in this Lease, to have and to hold, subject to the terms, covenants and conditions of this Lease. The term of this Lease shall commence on April 1, 1995 (the "Commencement Date") and shall end on the last day of the month that is one hundred twenty
               (120) months after the Commencement Date (the "Lease Term"); provided, that if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall be extended for the remainder of the calendar month in which the Commencement Date occurs.

               (B) In consideration of the mutual obligations of Lessor and Lessee set forth herein, Lessor leases to Lessee, and Lessee hereby takes from Lessor certain leased premises (the "Initial Expansion Premises"), consisting of 38,286 square feet of space, more or less, in Building 14 situated within the Project, and being more particularly described on EXHIBIT "A-2" attached hereto and incorporated for all purposes, together with all rights, privileges, easements, appurtenances and amenities granted to the Lessee in this Lease, to have and to hold subject to the terms, covenants and conditions of this Lease. The term of the Lease of the Initial Expansion Premises shall commence on December 1, 1996, and shall end on the last day of the month that is coterminous with the date of expiration of the term of the lease of the Original Premises.

               (C) In consideration of the mutual obligations of Lessor and Lessee set forth herein, Lessor leases to Lessee, and Lessee hereby takes from Lessor certain leased premises (the "Expansion Premises"), consisting of approximately 24,561 square feet of space, more or less, in Building 14 situated within the Project and being more particularly described on EXHIBIT "A-3" attached hereto and incorporated herein for all purposes, together with all rights, privileges, easements, appurtenances and amenities granted to the Lessee in this Lease, to have and to hold subject to the terms, covenants and conditions of this Lease. The term of the Lease of the Expansion Premises shall commence on July 1, 1998, and shall end on the last day of the month that is coterminous with the date of expiration of the term of the lease of the Original Premises and the Initial Expansion Premises. The Original Premises, Initial

               Expansion Premises and the Expansion Premises are hereinafter sometimes collectively referred to as the "Premises".

          (b) The last sentence of SECTION 2(c) of the Lease is hereby amended in its entirety as follows:

               "The amount of the monthly rental and the initial monthly escrow payments for the Original Premises and the Initial Expansion Premises are as follows:

                                                     Months        Months
                                                      1-60         61-120
                                                  ----------     ----------
     Base Rent (Original Premises)                $21,996.88     $32,086.11
     Base Rent (Initial Expansion Premises)        12,762.00      17,452.04
     Tax Escrow Payment (Original Premises)         3,519.50          *
     Tax Escrow Payment (Initial Expansion
     Premises)                                      2,252.19          *
     Insurance Escrow Payment (Original Premises)     410.61          *
     Insurance Escrow Payment (Initial
     Expansion Premises)                              233.07          *
     Common Area Expenses (Original Premises)       1,055.85          *
     Common Area Expenses (Initial Expansion
     Premises)                                        708.80          *
                                                  ----------     ----------

                         Monthly Payment Total:   $42,938.90     $


     The amount of the monthly rental and the initial monthly escrow payment for the Expansion Premises is as follows:

                                                     Months        Months
                                                     1-21           22-82
                                                  ----------     ----------
     Base Rent (Expansion Premises)               $ 9,210.38     $11,195.72
     Tax Escrow Payment (Expansion Premises)        1,473.66          *
     Insurance Escrow Payment (Expansion
     Premises)                                         81.87          *
     Common Area Expenses (Expansion
     Premises)                                        450.29          *
                                                  ----------     ----------

     Monthly Payment Total:                       $11,216.20     $


---------------------
* To be determined as of April 1, 2000

     (c) A new SECTION 27 shall be added to the Lease, and shall read in its entirety as follows:


          "27. CONSTRUCTION OF IMPROVEMENTS TO PREMISES: CONSTRUCTION ALLOWANCE. Lessee shall proceed to construct certain improvements within the Premises in compliance with certain plans and specifications prepared on behalf of the Lessee (the "Plans"). The Plans for the construction of the improvements to the Premises shall be mutually approved by the parties in writing prior to commencement of construction. The improvements to the Premises shall include all costs associated with the interior finish-out construction, construction of a backup generator and related screening at a location adjacent to the Premises as depicted on EXHIBIT "A-4" attached hereto and incorporated herein, any architectural drawings prepared on behalf of the Lessee, and a fee payable to Compass Management and Leasing, Inc. ("Compass") as the co-construction manager to be retained by the Lessor to supervise the construction, in an amount equal to four percent (4%) of the Construction Allowance (as hereinafter defined). Lessee has retained The Staubach Company ("TSC") as a co-construction manager. Compass and TSC shall jointly manage the construction of the improvements to the Premises. The parties shall mutually endeavor to complete the construction of the improvements on or before May 1, 1998. The design and materials to be utilized for the screening surrounding the backup generator shall be subject to the written approval of the Lessor, such approval not to be unreasonably withheld or delayed. Such screening shall include, at a minimum, the construction of bollards and aggregate tilt walls surrounding the generator. Lessee shall be solely responsible for the removal of the generator and screening upon the expiration or earlier termination of this Lease, and shall repair all damages to the Premises or the surrounding areas occasioned by such removal. Lessee shall not permit Lessee's contractors or any subcontractor to commence any work in connection with the construction of the improvements to the Premises until appropriate insurance has been obtained and certificates evidencing such insurance coverage have been delivered to and approved by Lessor. Lessee agrees to indemnify, defend and hold Lessor harmless from and against all claims, liabilities, costs, damages and expenses of whatever nature, including those to the property of Lessee, arising out of or in conjunction with the performance of the construction of the improvements to the Premises.

          Lessor shall provide the Lessee with a Construction Allowance (herein so called) in an amount equal to the lesser of (a) the actual cost of construction of the improvements to the Premises; or (b) the sum of $400,000.00. Lessor's obligation to pay the Construction Allowance shall be subject to the Lessor's prior receipt of invoices and lien waivers from any third parties providing construction services to the Premises, together with such other documentation as the Lessor shall reasonably require. Lessor shall have the option of either paying amounts due to such third parties either to the Lessee or directly to such third parties. Lessee shall be responsible for the timely payment of all construction costs in excess of the Construction Allowance.

          Lessee shall have sole responsibility for compliance with all applicable statutes, codes, ordinances and other regulations for all construction performed on behalf of Lessee within the Premises, including without limitation, any applicable environmental regulations related thereto. In addition, the improvements to be constructed by the Lessee within the Premises shall be constructed and installed in compliance with the requirements of the Americans With Disabilities Act of 1990, as amended, any applicable state statute, and all rules and regulations promulgated thereunder (collectively, the "ADA"). Lessee, at Lessee's sole cost and expense, shall be responsible for compliance with all provisions of the ADA with respect to the use, occupation or alteration of the Expansion Premises. Lessor, at Lessor's sole cost and expense, shall be responsible for compliance with the ADA with respect to all common areas of the Project and with respect to the exterior of the Expansion Premises, to the extent, but only to the extent that such compliance is not caused by Lessee's use, occupation or alteration of the Expansion Premises.

          Lessee acknowledges that (i) it has inspected and accepts the Expansion Premises, (ii) the buildings and improvements comprising the same are suitable for the purpose for which the Expansion Premises are leased, (iii) the Expansion Premises are in good and satisfactory condition, and (iv) no representations as to the condition of the Expansion Premises, nor any other promises to alter, remodel or improve the Expansion Premises have been made by the Lessor (unless otherwise expressly set forth in this Amendment. The taking of possession of the Expansion Premises by the Lessee shall be deemed evidence that the Expansion Premises were in a satisfactory condition at the time of possession; provided, however, that nothing herein shall relieve the Lessor of its obligations under SECTION 4 of the Lease with respect to the Premises."


     (d) A new SECTION 28 shall be added to the Lease, and shall read in its entirety as follows:


          "28. LETTER OF CREDIT IN ADDITION TO SECURITY DEPOSIT. Lessee agrees to provide, in addition to the Security Deposit provided by the terms of SECTION 2B of the Lease, an irrevocable unconditional letter of credit in the amount of $150,000.00 (the "Letter of Credit"), as security for the performance of the Lessee's monetary obligations under the Lease. The Letter of Credit shall be in a form and issued by a bank or other financial institution reasonably acceptable to the Lessor. The term of the Letter of Credit shall expire seventeen (17) months after the commencement date of the term of the Expansion Premises (the "Expiration Date"). The Letter of Credit shall be delivered to the Lessor three (3) business days prior to the commencement of the term of the Expansion Premises. In the event of an uncured monetary default under the terms of this Lease, Lessor shall deliver a statement to the Financial institution issuing the Letter of Credit certifying that (a) the Lease is in full force and effect; (b) a monetary default has occurred under the Lease; and (c) the Lessor is entitled to payment under the Letter of Credit. Upon delivery of such statement, Lessor shall be entitled to draw upon the Letter of Credit. The proceeds of the Letter of Credit shall be applied by Lessor first to cure any monetary default by the Lessee under the terms of the Lease, and the balance of the proceeds shall be utilized to prepay the Lessee's base rent obligations accruing under the terms of this Lease. In the event Lessee fully satisfies all of its obligations to pay base rent under this Lease as provided in this SECTION 28, Lessor shall deliver the original Letter of Credit to the lessee on the Expiration Date."


3. EFFECT OF AMENDMENT. Except as specifically amended by the provisions hereof, the terms, covenants and provisions of the Lease shall continue to govern the rights and obligations of the parties thereunder, and all rights, covenants and provisions of the Lease shall remain in full force and effect as stated therein. This Amendment and the Lease shall be construed as one instrument. The terms, covenants and provisions of this Amendment shall inure to the benefit and be binding upon the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment in multiple counterparts as of the day and year first above written.

                                   LESSOR:

                                   KANCRO, L.P.,
                                   A DELAWARE LIMITED PARTNERSHIP

                                   By:  KPERS Realty Holding #23, Inc.,
                                        a Kansas corporation, general partner


                                   By: /s/ Stephen S. Williams
                                      ------------------------------------------

                                   Title:    STEPHEN S. WILLIAMS
                                         ---------------------------------------
                                                  VICE PRESIDENT



                                   LESSEE:

                                   SOFTWARE SPECTRUM, INC.
                                   A TEXAS CORPORATION


                                   By: /s/ Robert D. Graham
                                      ------------------------------------------

                                   Title: Vice President and General Counsel
                                         ---------------------------------------

                                   EXHIBIT "A-1"



                           Site Plan of Original Premises

                                     [SITE PLAN]

                                    EXHIBIT "A-2"


                       Site Plan of Initial Expansion Premises

                                     [SITE PLAN]

                                    EXHIBIT "A-3"



                          Site Plan of Expansion Premises

                                     [SITE PLAN]

                                    EXHIBIT "A-4"


                           Location of Back-up Generator

                                      [LOCATION]

                                      [LOCATION]